Exhibit 1.1

$      ,000,000

_____% Senior Notes due 2013
BHP BILLITON FINANCE (USA) LIMITED

Fully and Unconditionally Guaranteed by
BHP BILLITON LIMITED

and
BHP BILLITON Plc

UNDERWRITING AGREEMENT

[ ] ___, 2003

J.P. MORGAN SECURITIES INC.
270 Park Avenue, 8th floor
New York, New York  10017

CITIGROUP GLOBAL MARKETS INC.
390 Greenwich Street
New York, New York 10013

  As representatives of the several Underwriters

Ladies and Gentlemen:

          BHP Billiton Finance (USA) Limited, a company incorporated in the Commonwealth of Australia (the “Company”), proposes to issue and sell $      ,000,000 aggregate principal amount of its ___% Senior Notes due 2013 (the “Securities”).  The Securities will be issued pursuant to an Indenture to be dated as of _______________, 2003 (the “Indenture”), among the Company, BHP Billiton Limited, a company incorporated in the Commonwealth of Australia (“BHP”), BHP Billiton Plc, a company incorporated under the laws of England and Wales (“Billiton”, and together with BHP, the “Guarantors”), and Citibank, N.A., as trustee (the “Trustee”), the form of which has been filed as an exhibit to the Registration Statement (as defined below). Pursuant to the Indenture, each of the Guarantors will jointly and severally guarantee the payment of all amounts owing by the Company with respect to the Securities and a guarantee executed by each of the Guarantors (together, the “Guarantees”) will be endorsed on each Security. The Securities will be denominated in U.S. dollars.

          Each of the Company and the Guarantors hereby confirms its agreement with the underwriters named in Schedule 1 hereto (the “Underwriters”) for whom J.P. Morgan Securities Inc. (“JPM”) and Citigroup Global Markets Inc. (“Citigroup”, and together with JPM, the “Joint Lead Managers”) are acting as representatives concerning the purchase of the Securities from the Company (with the benefit of the Guarantees from the Guarantors) by the several Underwriters.

           1.            Representations, Warranties and Agreements of each of the Company and the Guarantors.  Each of the Company and the Guarantors represents and warrants to, and agrees with, the several Underwriters on and as of the date hereof and the Closing Date (as defined in Section 3(a)) that:

(a)          A registration statement on Form F-1 (File No. 333-104383), including a form of prospectus, relating to the Securities and the Guarantees has been prepared by the Company and the Guarantors in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed by the Company and the Guarantors with the Commission (the “Initial Registration Statement”).  The Company and the Guarantors may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you.  The Company and the Guarantors will next file with the Commission either (i) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (ii) after effectiveness of such registration statement, (A) a registration statement increasing the amount of Securities covered by such Initial Registration Statement prepared and filed in accordance with Rule 462(b) of the Rules and Regulations (a “Rule 462(b) Registration Statement”) and/or (B) a final prospectus in accordance with Rules 430A and 424(b)(1) or (4).  In the case of clause (ii) above, the Company and the Guarantors will have included in such Initial Registration Statement, as amended at the Effective Time (as defined below), all information (other than information permitted to be omitted from the Initial Registration Statement when it becomes effective pursuant to Rule 430A (“Rule 430A Information”)) required by the Securities Act and the Rules and Regulations to be included in the final prospectus with respect to the Securities and the offering thereof.  As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the execution of this Agreement or, to the extent not completed at such time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company or the Guarantors have advised you, prior to the execution of this Agreement, will be included or made therein.

            For purposes of this Agreement, “Effective Time” means (i) with respect to the Initial Registration Statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission and (ii) with respect to the Rule 462(b) Registration Statement, the date and time as of which such registration statement is filed with the Commission, and “Effective Time” is the collective reference to the dates and times both the Initial Registration Statement and the Rule 462(b) Registration Statement became effective.  “Preliminary Prospectus” means each prospectus included in such Initial Registration Statement, or amendments thereof, before it becomes effective under the Securities Act, any prospectus filed with the Commission by the Company and the Guarantors pursuant to Rule 424(a) and the prospectus included in the Initial Registration Statement at the Effective Time that omits Rule 430A Information.  “Registration Statement” means both the Initial Registration Statement and any Rule 462(b) Registration Statement at their respective Effective Times, including in each case any documents incorporated by reference therein at such time and all Rule 430A Information, if any, and the form of prospectus relating to the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) or, if no such filing is required, as included in the Registration Statement is hereinafter referred to as the “Prospectus”.

(b)          The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(c)          At the Effective Time, the Registration Statement did not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at the Effective Time, the Registration Statement and the Prospectus did or will comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable Rules and Regulations; at the Effective Time and on the Closing Date, the Indenture did or will conform in all material respects with the applicable requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder; at the Effective Time, the Prospectus did not or will not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(c) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, of the Trustee.

(d)          Each of the Company and BHP has been duly incorporated, is not in liquidation under Australian federal law or the laws of Victoria, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

(e)          Billiton has been duly incorporated and organized as a public limited company, is not in liquidation under the laws of England and Wales, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

(f)          Each of BHP Billiton Petroleum (North West Shelf) Pty Ltd., BHP Billiton Petroleum (Bass Strait) Pty Ltd., BHP Billiton Iron Ore Pty Ltd., BHP Coal Limited, BHP Queensland Coal Pty Ltd., BHP Mitsui Coal Pty Ltd., BHP Billiton Minerals Pty Ltd. Billiton Aluminium Australia Pty Limited, Billiton Aluminium (Worsley) Pty Ltd. and Billiton Aluminium (RAA) Pty Ltd. (collectively, the “Australian Material Subsidiaries”) has been duly incorporated, is not in liquidation under Australian federal law or the laws of its state of incorporation, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

(g)          Each of BHP Minerals International Inc. and BHP Escondida Inc. (collectively, the “U.S. Material Subsidiaries”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, is not in liquidation under the laws of the United States, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

(h) Each of Ingwe Coal Corporation Limited, Ingwe Colleries Limited and Billiton Aluminium S.A. Ltd (collectively, the “South African Material Subsidiaries”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Republic South Africa, is not in liquidation under the laws of the Republic South Africa, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

(i)          Except as otherwise disclosed in the Prospectus, all of the issued shares of capital stock of each of the Company, the Australian Material Subsidiaries, the U.S. Material Subsidiaries and the South African Material Subsidiaries are beneficially owned, directly or indirectly, by one of the Guarantors free and clear of all liens, encumbrances, equities or claims, except for with respect to the Company and the Australian Material Subsidiaries, any lien, encumbrance, equity or claim arising under the Articles of Association of the Company or any of the Australian Material Subsidiaries in respect of partly paid shares issued to one or both of the Guarantors or any of their respective wholly-owned direct or indirect subsidiaries;

(j) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

(k)          The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by each of the Company and the Guarantors and is a valid and binding agreement of each of the Company and the Guarantors, enforceable in accordance with its terms subject, to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

(l)          The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

(m)          The Guarantees have been duly authorized and, when endorsed on the Securities in accordance with the provisions of the Indenture will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

(n)          The execution and delivery by each of the Company and the Guarantors of, and the performance by each of the Company and the Guarantors of its obligations under, this Agreement, the Indenture and, in the case of the Company, the Securities and, in the case of the Guarantors, the Guarantees will not contravene any provision of applicable law (except such contravention of law which individually or in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Guarantors and their subsidiaries, taken as a whole), or the Constitution of the Company or BHP or the Memorandum and Articles of Association of Billiton or any agreement or other instrument binding upon the Company or any of the Guarantors or any of the Guarantors’ other subsidiaries (except with respect to such agreements and instruments such contravention which individually or in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Guarantors and their subsidiaries, taken as a whole), or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantors or any subsidiary, and all consents, approvals, authorizations and orders of, and qualifications with, all governmental bodies and agencies required for the performance by the Company and the Guarantors of their obligations under this Agreement, the Indenture, in the case of the Company, the Securities, and, in the case of the Guarantors, the Guarantees, except such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Securities, have been made or obtained.

(o)          PricewaterhouseCoopers LLP, PricewaterhouseCoopers, KPMG and KPMG Audit Plc are all independent certified public accountants with respect to the combined financial statements of BHP and its subsidiaries and Billiton and its subsidiaries (the “BHP Billiton Group”) as of and for the year ended June 30, 2002 as required by the Securities Act and the Rules and Regulations. PricewaterhouseCoopers LLP is an independent certified public accountant with respect to the financial statements of the BHP Billiton Group as of and for the years ended June 30, 2001 and 2000 as required by the Securities Act and the Rules and Regulations. PricewaterhouseCoopers LLP is an independent certified public accountant with respect to the financial statements of Billiton and its subsidiaries on a stand-alone basis for the period ended June 28, 2001 and the years ended June 30, 2000 and 1999 as required by the Securities Act and the Rules and Regulations. Arthur Andersen was at the date of its audit report in the Registration Statement an independent certified public accountant with respect to the financial statements of BHP and its subsidiaries as of and for the year ended June 30, 2001 and the 13 months ended June 30, 2000 as required by the Securities Act and the Rules and Regulations. The historical financial statements (including the related notes and supporting schedules) contained in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements under the Securities Act; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Registration Statement and the Prospectus under the headings “Prospectus Summary”, “Prospectus Summary-Summary Consolidated Financial Information”, “Prospectus Summary-Ratio of Earnings to Fixed Charges”, “Capitalization and Indebtedness”, “Selected Consolidated Financial Information” “Operating and Financial Review and Prospects” and “Business Description” are derived from the accounting records of the combined BHP Billiton Group, BHP and its subsidiaries and Billiton and its subsidiaries and in each case fairly present the information purported to be shown thereby.

(p)          There has not occurred any material adverse change, or any development which will involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantors and their subsidiaries, taken as a whole, from that set forth in the Prospectus.

(q)          Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the Rules and Regulations.

(r)          None of the Guarantors nor any of their subsidiaries is in violation of any law or regulation of any country in which they operate relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials, except any such violation of law or regulation which would not, singly or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantors and their subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

(s)          Except as described in or contemplated by the Prospectus, none of the Company, the Guarantors or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

(t)          None of the Company and the Guarantors is an “affiliate” of any member of the National Association of Securities Dealers, Inc. (“NASD”). As used herein, the term “affiliate” shall have the meaning assigned to such term in NASD Rule 2720(b)(1).

(u) None of the Company and the Guarantors is required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

2. Purchase of the Securities.

(a)          On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Underwriter on Schedule 1 hereto at a purchase price equal to _____% of the principal amount thereof plus accrued and unpaid interest, if any, from [the date of issuance].

(b)           The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein. The Company acknowledges and agrees that the Underwriters may sell Securities to any affiliate of an Underwriter and that any such affiliate may sell Securities purchased by it to an Underwriter.

3. Delivery of and Payment for the Securities.

(a)         Delivery of and payment for the Securities shall be made at the offices of Sullivan & Cromwell, 125 Broad Street, New York, 10004, or at such other place as shall be agreed upon by the Joint Lead Managers, on behalf of the Underwriters, and the Company, at 10:00 a.m., New York time, on [ ] [ ], 2003, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Joint Lead Managers and the Company (such date and time of payment and delivery being referred to herein as the “Closing Date”).

(b)        On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire transfer of immediately available funds, or by such other means as the parties hereto shall agree prior to the Closing Date, against delivery to the Underwriters of the certificates evidencing the Securities.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.  Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as the Joint Lead Managers on behalf of the

Underwriters shall have requested in writing not less than two full business days prior to the Closing Date.  The Company agrees to make one or more global certificates evidencing the Securities available for inspection by the Joint Lead Managers on behalf of the Underwriters in New York, New York at least 24 hours prior to the Closing Date.

4. Representations, Warranties and Agreements of each of the Underwriters.

(a)          Each Underwriter represents and agrees severally and not jointly, that (i) it has not made or invited, and will not make or invite, an offer of the Securities or the Guarantees for issue or sale in Australia (including an offer or invitation which is received by a person in Australia), and (ii) it has not distributed or published, and will not distribute or publish, the Prospectus or any other offering material or advertisement relating to the Securities or the Guarantees in Australia, unless the minimum aggregate consideration payable by each offeree is at least A$500,000 (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act and such action complies with all applicable laws and regulations.

(b)          Each Underwriter represents and agrees severally and not jointly, that (i) it has not offered or sold and, prior to the expiry of a period of six months from the issue date of the Securities will not offer or sell, any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services and Markets Act 2000 (the “FSMA”); (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Guarantors; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(c) Each Underwriter represents and agrees that it will make the Prospectus publicly available in the capital markets in the United States.

(d)          The Joint Lead Managers agree that they will ensure that at least one Underwriter offers Securities to at least 100 persons whom it regards as being likely to be interested in acquiring Securities.

(e)          Each Underwriter represents and warrants that it is and will be acting as a Underwriter in the course of carrying on a business of providing finance, or investing or dealing in securities in the course of operating in financial markets and, except as disclosed to the Company, it is not, so far as it is aware, an “associate” of any other Underwriter within the meaning of the Income Tax Assessment Act 1936 of Australia.

(f)          Each Underwriter represents and agrees that, in connection with the primary distribution of the Securities, it will not (directly or indirectly) sell Securities to any person if, at the time of such sale, any employee of the Underwriter making the offer, effecting the sale or otherwise directly involved in the sale knew or had reasonable grounds to suspect that, as a result of such sale, any Securities (or an interest in any Securities) was being, or would later be, acquired (directly or indirectly) by an associate of the Company or one of the Guarantors within the meaning of section 128F(9) of the Income Tax Assessment Act 1936 of Australia (other than an associate of the Company or the Guarantors acting in the capacity of a dealer, manager or underwriter in relation to the placement of those Securities).  For the avoidance of doubt, if a Underwriter does not know, or does not have reasonable grounds to suspect, that a person is an associate of the Company or one of the Guarantors, nothing in this paragraph (e) obliges that Underwriter to make positive inquiries of that person to confirm that person is not an associate of the Company or one of the Guarantors.

(g)          Each Underwriter will provide to the Company, within 14 days of receipt of a request from the Company, such information as is reasonably required for the purposes of assisting the Company to demonstrate that the public offer test under section 128F of the Income Tax Assessment Act 1936 of Australia has been satisfied, but no Underwriter is obliged to disclose the identity of the purchaser or potential purchaser of any Securities or any information from which such identity might or would be capable of being ascertained, or any information the disclosure of which would be contrary to or prohibited by an relevant law, regulation or directive or any confidentiality agreement binding upon an Underwriter.

5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) Prior to the Closing Date,

(i)          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any surveillance or review for a possible change which surveillance or review includes an indication that the direction of such possible change will be negative, in the rating accorded any of the Guarantors’ or the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)          there shall not have occurred any change, or any development which will involve a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Guarantors and their subsidiaries, taken as a whole, from that set forth in the Prospectus, that, in the reasonable judgment of the Joint Lead Managers, is material and adverse and that makes it, in the reasonable judgment of the Joint Lead Managers, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriters shall have received on the Closing Date:

(i) a certificate, dated the Closing Date and signed by a Director of the Company,

(ii) a certificate, dated the Closing Date and signed by an executive officer of BHP and

(iii) a certificate, dated the Closing Date and signed by an executive officer of Billiton,

in each case to the effect set forth in clause (a)(i) above with respect to the Company’s or the Guarantors’ securities, as applicable, and to the effect that the representations and warranties of the Company, BHP or Billiton, as applicable, contained in this Agreement are true and correct as of the Closing Date and that the Company, BHP or Billiton, as applicable, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

The Director, officer or officers signing and delivering such certificates may rely upon the best of his or their knowledge after reasonable inquiry.

(c) The Underwriters shall have received on the Closing Date an opinion of James Lyons, Counsel, of BHP, dated the Closing Date, in the form of Exhibit A hereto.

(d) The Underwriters shall have received on the Closing Date an opinion of Jeremy Thomas, Counsel, of Billiton, dated the Closing Date, in the form of Exhibit B hereto.

(e) The Underwriters shall have received on the Closing Date an opinion of Denton Wilde Sapte, special English Counsel for Billiton, dated the Closing Date, in the form of Exhibit C hereto.

(f)          The Underwriters shall have received on the Closing Date an opinion Allens Arthur Robinson, special Australian taxation counsel for the Company and BHP, dated the Closing Date, in the form of Exhibit D hereto.

(g) The Underwriters shall have received on the Closing Date an opinion of Linklaters, special United Kingdom taxation counsel for Billiton, dated the Closing Date, in the form of Exhibit E hereto.

(h)          The Underwriters shall have received on the Closing Date an opinion and letter of Sullivan & Cromwell, special United States counsel for the Company and the Guarantors, dated the Closing Date, in the form of Exhibit F hereto.

(i)          The Underwriters shall have received on the Closing Date an opinion of Jones Day, United States counsel for the Underwriters, dated the Closing Date, with respect to the transactions contemplated hereby in form and substance reasonably satisfactory to the Joint Lead Managers.

(j)          On the date hereof PricewaterhouseCoopers LLP, KPMG, PricewaterhouseCoopers and KPMG Audit Plc, each independent accountants for the BHP Billiton Group for the 2002 fiscal year shall have furnished to the Underwriters a letter, dated the date hereof, in form and substance satisfactory to the Joint Lead Managers, containing statements and information of the type customarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information for the BHP Billiton Group as of and for the year ended June 30, 2002, and as of and for the six months ended December 30, 2002 and 2001 contained in the Prospectus.

(k)          On the Closing Date, PricewaterhouseCoopers LLP, KPMG, PricewaterhouseCoopers, and KPMG Audit Plc shall have furnished to the Underwriters a letter, dated the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(l)          On the date hereof, PricewaterhouseCoopers LLP, independent accountants for the BHP Billiton Group for the 2001 and 2000 fiscal years, shall have furnished to the Underwriters a letter, dated the date hereof, in form and substance satisfactory to the Joint Lead Managers, containing statements and information of the type customarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information for the BHP Billiton Group as of and for the years ended June 30, 2001 and 2000 contained in the Prospectus.

(m)          On the Closing Date, PricewaterhouseCoopers LLP, shall have furnished to the Underwriters a letter, dated the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (l) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(n)          On the date hereof, PricewaterhouseCoopers LLP, independent accountants for Billiton on a stand-alone basis for the 2001, 2000 and 1999 fiscal years, shall have furnished to the Underwriters letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Joint Lead Managers, containing statements and information of the type customarily included in accountants “comfort letters” to underwriters with respect to the financial statements for Billiton and its subsidiaries on a stand-alone basis for the period ended June 28, 2001 and the years ended June 30, 2000 and 1999 contained in the Prospectus and certain financial information for Billiton and its subsidiaries on a stand-alone basis for the period ended June 28, 2001 and the years ended June 30, 2000, 1999 and 1998 contained in the Prospectus.

(o)          On the Closing Date, PricewaterhouseCoopers LLP, shall have furnished to the Underwriters a letter, dated the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (n) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(p)          The Indenture shall have been duly executed and delivered by each of the Company, the Guarantors and the Trustee, the Securities shall have been duly executed and delivered by the Company, the Guarantees shall have been duly executed and delivered by the Guarantors and the Securities shall have been duly authenticated by the Trustee.

(q)          The issue and sale of the Securities shall not violate the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Guarantors.

(r)          Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of clauses (iii) and (iv), is, in the judgment of the Joint Lead Managers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Prospectus (exclusive of any amendment or supplement thereto).

           6.           Further Agreements of each of the Company and the Guarantors.  In further consideration of the agreements of the Underwriters herein contained, each of the Company and the Guarantors covenants as follows:

(a)          To furnish to each of the Underwriters, without charge, two copies of the Registration Statement (including exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Joint Lead Managers a copy of each such proposed amendment or supplement.

(c)          If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Joint Lead Managers will furnish to the Company and the Guarantors) to which Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, as the case may be, will comply with law.

(d)          To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Joint Lead Managers shall reasonably request (provided that in connection therewith none of the Company and the Guarantors shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction) and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with (i) the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Joint Lead Managers may designate and (ii) any review of the offering of the Securities by the National Association of Securities Dealers, Inc.

(e)          As soon as practicable to make generally available to the Security holders and to deliver to the Underwriters an earning statement of each of BHP and Billiton (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations.

(f) Prior to the Closing Date, not to offer, sell, contract to sell or otherwise dispose of:

(i)	any debt securities of the Guarantors or any subsidiary of the Guarantors or guarantee the repayment of any such debt securities;

(ii)	warrants to purchase debt securities of the Guarantors or any subsidiary of the Guarantors substantially similar to the Securities

(other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), in each case in the United States or Europe or to any resident of the United States or Europe (including corporations and other entities organized under the laws of the United States or any European country but not including a permanent establishment of such corporations or other entity located outside the United States and Europe), without Joint Lead Managers’ prior written consent.

(g)          Whether or not any sale of Securities is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto (including the Commission’s registration fee), (ii) the preparation, issuance and delivery of the Securities and the Guarantees, (iii) the fees and disbursements of the Company’s and the Guarantors’ various counsel, including their United States, United Kingdom and Australian counsel, each of their auditors and the auditors of the combined BHP Billiton Group, (iv) the fees and disbursements of the Trustee and its counsel, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of the Securities, (vii) fees and expenses incurred in connection with the listing of the Securities and Guarantees on the Luxembourg Stock Exchange, (viii) fees and expenses incurred in connection with the registration or qualification of the Securities and Guarantees under the securities laws or Blue Sky laws of the states of the United States, (ix) reasonable fees and expenses incurred in connection with the roadshows to market the Securities, and (x) reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement, provided that the Underwriters shall be responsible for the fees and expenses of Jones Day.

(h)          in connection with the offering of the Securities, until the Joint Lead Managers on behalf of the Underwriters shall have notified the Company of the completion of the distribution of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

(l) to apply the net proceeds from the sale of the Securities as set forth in the Prospectus under the heading “Use of Proceeds”.

7. Indemnification and Contribution.

(a)        Each of the Company and the Guarantors jointly and severally agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities, joint or several, (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating or preparing to defend against or appearing as a third party witness in connection with any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Joint Lead Managers expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person so controlling such Underwriter, (i) if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished sufficient copies of amendments or supplements thereto to such Underwriter) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the Securities to such person, and (ii) if the Prospectus (as so amended or supplemented) would have fully cured the defect giving rise to such loss, claim, damage or liability, unless, in either case, such failure to deliver the Prospectus was as a result of non-compliance by the Company with its prospectus delivery obligations set out in Section 6(a) above.

(b)        Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Guarantors and their respective directors, officers and authorized representatives in the United States who sign the Registration Statement and each person, if any, who controls the Company or the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to such Underwriter, but only with reference to information set forth in Section 16 of this Agreement relating to such Underwriter, furnished to the Company or the Guarantors in writing by such Underwriter through the Joint Lead Managers expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)        In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either clause (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Joint Lead Managers, in the case of parties indemnified pursuant to clause (b) above, and by the Company or the Guarantors, in the case of parties indemnified pursuant to clause (a) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, such consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this clause (c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)        The obligations of the Company, the Guarantors and the Underwriters in this Section 7 are in addition to any other liability that the Company, the Guarantors and the Underwriters, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

(e)        If the indemnification provided for in clause (a) or (b) above is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, or action in respect thereof, referred to therein, then each indemnifying party under such clause, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by or on behalf of the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters, respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(f)          The Company, the Guarantors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro-rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in clause (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities, or action in respect thereof, referred to in clause (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8. Submission to Jurisdiction; Appointment of Process Agent.

(a)        Each of the Company and the Guarantors agrees that any legal suit, action or proceeding brought by any Underwriter or any person controlling any Underwriter arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any federal or state court sitting in New York City and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the Company and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each of the Company and the Guarantors agrees that a final judgment in any such suit, action or proceeding shall be conclusive and binding upon itself and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Company and the Guarantors has irrevocably appointed CT Corporation, 111 Eighth Avenue, New York, New York 10011, as its agent (the “Process Agent”) to accept and acknowledge, on behalf of the Company or the Guarantors, as applicable, service of copies of the summons and complaints and any other process which may be served in any such suit, action or proceeding brought and shall deliver to the Joint Lead Managers written evidence satisfactory to the Joint Lead Managers that the Process Agent has been duly empowered to so act. Each of the Company and the Guarantors agrees that service of process upon the Process Agent and written notice of said process mailed or delivered to the Company, BHP or Billiton, as the case may be, to the address provided in Section 15 shall be deemed in every respect effective service of process upon the Company, BHP or Billiton, as the case may be, in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company, BHP or Billiton, as the case may be. Each of the Company and the Guarantors agree to take all action as may be necessary to continue the appointment of CT Corporation as Process Agent in full force and effect. Each of the Company and the Guarantors agrees to have at all times a Process Agent for the above purposes in New York City and to irrevocably appoint promptly another Process Agent satisfactory to the Joint Lead Managers (and to deliver to the Joint Lead Managers written evidence satisfactory to the Joint Lead Managers of such appointment) if CT Corporation shall cease to act as Process Agent for the Company, BHP or Billiton, as applicable. Nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any manner permitted by law or limit the right of any Underwriter or any person controlling any Underwriter to bring proceedings against the Company, BHP or Billiton in the courts of any jurisdiction or jurisdictions.

(b)          Each of the Company and the Guarantors agrees that any amount required to be paid by the Company or the Guarantors hereunder shall be payable in U.S. dollars and its obligation to make any such payment shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment in any other currency, except to the extent that such tender or recovery shall result in the full amount of U.S. dollars expressed to be payable being received. The obligations of the Company and the Guarantors to make U.S. dollar payments shall be enforceable as an alternative or additional cause of action for the purpose of recovery in U.S. dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of U.S. dollars expressed to be payable. Each of the Company and the Guarantors agrees that, if for the purpose of obtaining judgment in any proceeding relating to its obligations hereunder, it is necessary to convert a sum payable by the Company or the Guarantors in U.S. dollars, the rate of exchange used shall be the noon buying rate in New York City for cable transfers in foreign currencies as certified for custom purposes by the Federal Reserve Bank of New York for the business day immediately preceding that on which final judgment is given.

             9.          Effectiveness and Termination. This Agreement shall become effective upon the later of (i) when the Joint Lead Managers, the Company and the Guarantors shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement.  The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given by the Joint Lead Managers on behalf of the Underwriters to and received by the Company and the Guarantors prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 5(a)(i), 5(a)(ii), 5(q) or 5(r) in this Agreement shall have occurred and be continuing.

             10.         Defaulting Underwriters.  If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule 1 bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Joint Lead Managers may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Joint Lead Managers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Guarantors. In any such case either the

Joint Lead Managers or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

             11.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, BHP, Billiton and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 7 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company, the Guarantors and the Underwriters.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

             12.          Underwriters’ Expenses. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any of the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any of the Guarantors shall be unable to perform its obligations under this Agreement, the Company will pay all expenses as set forth in Section 6(g), including reimbursement of the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, of all out-of-pocket expenses reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. Each of the Guarantors agrees, jointly and severally, to make on behalf of the Company any payments required to be made but not made by the Company to the Underwriters pursuant to this Section 12.

             13.          GST. If Australian Goods and Services Tax (“GST”) is payable on a taxable supply (as defined in Section 195-1 of the A New Tax System (Goods and Services Tax) Act 1999 (C’th)) under this Agreement, the party receiving that taxable supply shall, in addition to the amounts or other consideration otherwise to be provided under this Agreement, pay to the party making the taxable supply the amount of the GST for which the party making the taxable supply is liable in respect of that taxable supply. Where the Company is required under this Agreement to reimburse the Underwriters for an expense incurred by the Underwriters to a third party, the amount of that reimbursement shall be reduced by the input tax credit to which the Underwriters are entitled in respect of an acquisition to which the expense relates. An Underwriter may also recover any GST for which it becomes liable as a result of the receipt of such reimbursement. If GST is payable on taxable supply, then the party paying for that taxable supply is not required to pay any amount in respect of that taxable supply unless it has first received a tax invoice for that taxable supply.

             14.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of Company, the Guarantors or the Underwriters or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

15. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or telecopy transmission to:

(i) J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Transaction Execution Group (telecopier no.: (212) 834-6702); and

(ii) Citigroup Global Markets Inc., 388 Greenwich Street New York, New York 10013, Attention: General Counsel (telecopier no.: (212) 816-0949);

(b) if to the Company, shall be delivered or sent by mail or telecopy transmission to: 600 Bourke Street, Melbourne, Victoria, 3001, Australia (telecopier no.(61-3) 9609-3289 and (61-3) 9609-3512);

(c) if to BHP, shall be delivered or sent by mail or telecopy transmission to 600 Bourke Street, Melbourne, Victoria, 3001, Australia (telecopier no.(61-3) 9609-3289 and (61-3) 9609-3512); or:

(d) if to Billiton, shall be delivered or sent by mail or telecopy transmission to Mariahoeveplein 6, 2591 TV, PO Box 93009, 2509 AA, The Hague, The Netherlands (telecopier no.(31-70) 315-6599);

provided that any notice to JPM pursuant to Section 7(c) shall also be delivered or sent by mail to JPM at its addresses set forth on the signature pages hereof.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Joint Lead Managers.

             16.          Underwriters’ Information.  The parties hereto acknowledge and agree that the Underwriters’ Information consists solely of the following information in any Preliminary Prospectus and the Prospectus: (a) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters and (b) the statements concerning the Underwriters contained in the (i) the fourth paragraph, (ii) the third sentence in the sixth paragraph, (iii) the seventh paragraph, (iv) the eighth paragraph, (v) the sixteenth paragraph and (vi) the last paragraph under the heading “Underwriting”.

             17.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, provided that all matters governing the authorization and execution of this Agreement by the Company and BHP shall be governed by the laws of the Commonwealth of Australia and, provided further, that all matters governing the authorization and execution of this Agreement by Billiton shall be governed by the laws of England and Wales.

             18.          Counterparts.  This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

             19.          Amendments.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                           If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

BHP BILLITON FINANCE (USA) LIMITED

By:

Name:
Title:

BHP BILLITON LIMITED

By:

Name:
Title:

BHP BILLITON PLC

By:

Name:
Title:

Accepted:

J.P. MORGAN SECURITIES INC.

By: J.P. MORGAN SECURITIES INC.

By:

Authorized Signatory

Address for notices pursuant to Section 7(c):
270 Park Ave.
New York, New York 10017
Attention: Legal Department

CITIGROUP GLOBAL MARKETS INC.

By: CITIGROUP GLOBAL MARKETS INC.

By:

Authorized Signatory

SCHEDULE 1

Underwriters	Principal Amount of Securities

J.P. Morgan Securities Inc.	$
Citigroup Global Markets Inc.

Total	$

EXHIBIT A

Form of Opinion of In-house Counsel to the Company and BHP

1. (i)

each of the Company, BHP and the Australian Material Subsidiaries has been duly incorporated, is not in liquidation under Australian federal law, and has the corporate power to own or lease its properties and conduct its business as described in the Prospectus;

(ii)

except as otherwise disclosed in the Prospectus, all of the issued shares of capital stock of each of the Company and the Australian Subsidiaries are beneficially owned, directly or indirectly, by one or other of the Guarantors free and clear of all liens, encumbrances, equities or claims, except for any lien, encumbrance, equity or claim arising under the Constitutions of the Company or the Australian Material Subsidiaries in respect of partly paid shares issued to the Guarantors or any of their wholly-owned direct or indirect subsidiaries;

(iii)

the Securities have been duly authorised and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganisation, moratorium and similar laws affecting or relating to creditors’ rights generally, and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

(iv)

the Guarantee endorsed on the Securities pursuant to the Indenture has been duly authorised, and when executed, and when the Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, the Guarantee will be a valid and binding obligation of BHP, enforceable in accordance with its terms subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganisation, moratorium and similar laws relating to or affecting creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

(v) the Underwriting Agreement and the Indenture have been duly authorised, executed and delivered by the Company and BHP;

(vi)

the compliance by the Company with and the performance of all of the provisions of the Underwriting Agreement, the Indenture and, with respect to the Company, the Securities and, with respect to the Guarantee, BHP, and the consummation of the transactions contemplated in the Underwriting Agreement will not result in any violation of the provisions of the Company’s or BHP’s Constitution or any provision of Australian federal or state laws, or any order, rule or regulation of any Australian federal or state court or any Australian federal or state governmental agency or body to which the Company, BHP, or, so far as I am aware, any other subsidiary of BHP, or any of their respective properties is subject or the listing requirements of the Australian Stock Exchange Limited;

(vii)

no consent, approval, authorisation, order, registration or qualification of or with any Australian federal or state court or any Australian federal or state governmental authority, agency or body or the Australian Stock Exchange Limited is required for the issue or sale, pursuant to the terms of the Underwriting Agreement, by the Company of the Securities or by BHP of the Guarantee and the consummation of the transactions contemplated by the Underwriting Agreement, provided that I express no opinion as to the matters covered by the opinion of Allens Arthur Robinson, special Australian counsel referred to in the Underwriting Agreement;

(viii)

the Registration Statement, and the filing with the Commission, have been duly authorised by the Company and BHP, and the Registration Statement has been executed pursuant to such authorisation on behalf of the Company and BHP;

(ix)

the Underwriters will, notwithstanding that they are not residents, citizens or corporations of the Commonwealth of Australia or do not maintain permanent establishments therein, be entitled to have access as plaintiff to appropriate courts within Australia for the enforcement of rights against the Company and BHP under, and to the extent provided in, the Underwriting Agreement (subject to (A) the discretion of such courts to decline to exercise jurisdiction on grounds of inconvenience where a foreign court could do justice between the parties at substantially less inconvenience in terms of the location of parties, witnesses and relevant events, and expense, and where the plaintiff would not be unjustly deprived of a legitimate personal or juridical advantage by a decision not to exercise jurisdiction and (B) the possible requirements of providing security as to costs and indemnities for malicious or wrongful action), and such courts would give effect to the choice of New York law as the proper law of the Underwriting Agreement;

(x)

any judgment in respect of the Underwriting Agreement obtained against the Company or BHP in the Supreme Court of the State of New York or in the United States District Court for the Southern District of New York will in the normal course give rise to a cause of action in a court in Victoria which action should enable the person in whose favour the judgment has been rendered to obtain a fresh judgment in the courts of Victoria without re-examination or re-litigation of any matter adjudicated therein, assuming that the judgment (A) is not inconsistent with public policy in Victoria (and I am not aware of any such policy which would prevent recognition of such a judgment), (B) was not given or obtained by fraud or duress or in a manner contrary to natural justice, (C) is not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, (D) was of a “court of competent jurisdiction” of the State of New York or the United States of America, as applicable, (E) has not been wholly satisfied, (F) is final and conclusive between the parties, and (G) is for a fixed sum;

(xi)

there are no applicable laws of Australia or laws of the State of Victoria that would limit the ability of the Company or BHP (A) to submit to the non-exclusive jurisdiction of any federal or state court sitting in New York City or (B) to waive any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding brought in such a court or any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum;

(xii)

except as otherwise disclosed in the Prospectus, there are no legal or governmental proceedings to which the Company, BHP, any of the U.S. Material Subsidiaries or any of the Australian Material Subsidiaries is a party or of which any property of the Company, BHP, any of the U.S. Material Subsidiaries  or any of the Australian Material Subsidiaries is the subject that are existing or, to the best of my knowledge, information and belief, threatened, as to which there is a reasonable possibility of a determination adverse to the Company, BHP, such U.S. Material Subsidiary or such Australian Material Subsidiary and which if decided adversely to the Company, BHP, such U.S. Material Subsidiary or such Australian Material Subsidiary would be individually or in the aggregate materially adverse to BHP and its subsidiaries, taken as a whole; to the best of my knowledge, information and belief, there are no legal or governmental proceedings to which any subsidiary (other than the Company, the U.S. Material Subsidiaries and the Australian Material Subsidiaries) of BHP is a party or of which any property of any such subsidiary is the subject that are existing or threatened, as to which there is a reasonable possibility of a determination adverse to such subsidiary and which if decided adversely to such subsidiary would be individually or in the aggregate materially adverse to BHP and its subsidiaries, taken as a whole;

(xiii)

the compliance by the Company and BHP with and the performance of all of the provisions of the Indenture and the Underwriting Agreement and, with respect to the Company, the Securities and, with respect to BHP, the Guarantee and the consummation of the transactions contemplated therein or in the Underwriting Agreement will not result in a material breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, BHP, the Australian Material Subsidiaries, or, to the best of my knowledge, information and belief, any other subsidiary of BHP, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, BHP, the Australian Material Subsidiaries, or, to the best of my knowledge, information and belief, any other subsidiary of BHP, is a party or is otherwise bound or to which any of the property or assets of the Company, BHP, the Australian Material Subsidiaries, or, to the best of my knowledge, information and belief, any other subsidiary of BHP, is subject; and

(xiv)

the statements in the Prospectus under the captions “Description of Notes and Guarantees”, “Business Description – Legal Proceedings”, “DLC Structure”, “Underwriting”, and “Description of BHP Billiton Limited’s Constitution and BHP Billiton Plc’s Articles of Association”, in each case insofar as such statements constitute matters of Australian law or a summary of documents (except for BHP Billiton Plc’s Articles of Association, on which I express no opinion) or legal proceedings, have been reviewed by me and fairly present the matters referred to therein.

2.	In providing this opinion, I have made the following assumptions :

	(i)	I have assumed due compliance with all matters of the laws of the State of New York and of the United States of America, so far as such laws are applicable.

	(ii)	I have assumed that the Indenture and the Underwriting Agreement have been validly executed and delivered by, and are binding upon, all the parties thereto other than the Company and BHP.

	(iii)	I have assumed that all signatures on documents examined by me are genuine and that all copies of documents examined by me conform to the originals.

	(iv)	I have assumed for the purposes of paragraphs 1(vi) and (vii) of this opinion that all the provisions contained in clause 4 of the Underwriting Agreement are, and will be, strictly complied with.

3.	This opinion must be read subject to the following qualifications:

(i)

My opinion is limited to the laws of the State of Victoria and of the Commonwealth of Australia and the procedures applicable therein as at the date hereof.  To the extent that the laws of the State of New York or the federal laws of the United States of America, or the laws of any other jurisdiction outside Australia, may be relevant to the validity, binding effect or enforceability of the acts, documents, or instruments, matters or things referred to herein, I have assumed where relevant that all such acts, documents, instruments, matters and things are not invalid or unenforceable under or by virtue of such laws.

(ii)

This opinion is not to be taken to imply that a court in Australia will necessarily grant any remedy, the availability of which is subject to equitable considerations, or which is otherwise in the discretion of the court.  In particular, the remedies of injunction and specific performance are discretionary and will not normally be ordered in respect of a monetary obligation where damages would be an adequate remedy.  The remedies of injunction and specific performance may not necessarily be ordered by a court in Victoria in relation to acts outside the territorial limits of Victoria or an Australian court in relation to acts outside the territorial limits of the Commonwealth of Australia.

(iii)

This opinion is subject to any laws from time to time in effect relating to bankruptcy, liquidation, insolvency, receivership, official management, reorganisation, moratoria, court schemes and similar laws (including statues imposing limitation periods within which suits, actions or proceedings can be brought) generally affecting the enforcement of creditors’ rights.

	(iv)	I have relied, where reasonable, as to certain matters of fact, on certificates and opinions of officers of the Company, the Guarantors and their subsidiaries.

(v)

In a court in Australia, the provisions of the Indenture permitting the Trustee to make determinations and conferring powers of enforcement upon the Trustee may be subject to requirements that such determinations or actions be taken reasonably and in good faith.

	(vi)	Although I believe it to be likely that an Australia court would give, in respect of an obligation due in a currency other than Australian dollars, a judgment expressed in that other currency, it is not yet clearly established that this is so and as a result it is possible that an Australian court would give, in respect of such an obligation, a judgment expressed in Australian dollars converted from that other currency at the rate of exchange applicable on the date for payment.

(vii)	I express no opinion as to any matters related to Australian or Victorian taxation laws.

(viii)

I express no opinion on any provision of the Indenture, the Underwriting Agreement or the Securities requiring written amendments or waivers of such provisions insofar as such provisions suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon or granted by or between the parties or their agents.

(ix)

A court may determine in its discretion the extent of enforceability of any provision of the Underwriting Agreement, the Indenture or the Securities which provides for or, as the case may be, requires:

	(A)	payment of any amount which may be unenforceable as a penalty;

	(B)	severability of any provision;

	(C)	a currency indemnity;

(D)

any calculation, determination or certificate to be conclusive and binding, if such calculation, determination or certificate is fraudulent or manifestly inaccurate or has an unreasonable or untrue basis;

	(E)	a discretion, if such discretion is exercised unreasonably; or

	(F)	an indemnity for legal costs incurred by an unsuccessful litigant;

and I express no opinion on any such provision or provisions.

EXHIBIT B

Form of Opinion of In-house Counsel to Billiton

J.P. Morgan Securities Inc.
270 Park Avenue, 8th Floor
New York, New York 10017

Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013

As representatives of the several Underwriters	* 2003

Dear Sirs

BHP BILLITON FINANCE (USA) LIMITED (THE “ISSUER”) USD [*] [*] PER CENT. SENIOR NOTES DUE [*] (THE “NOTES”), FULLY AND UNCONDITIONALLY GUARANTEED BY BHP BILLITON PLC (THE ”COMPANY”) AND BHP BILLITON LIMITED

1	Introduction

1.1	Basis of instructions

I am Counsel to the Company in connection with the arrangements (the Arrangements) entered into by the Company under the Documents (defined below) in connection with the issuance of the Notes by the Issuer.  I am a Solicitor of the Supreme Court of England and Wales at the date hereof and my opinion is given solely in respect of the laws of England at the date hereof.

1.2	Documents covered by this opinion

This opinion relates to the following documents (the Documents):

(a) a Form F-1 registration statement under the U.S. Securities Act of 1933, Registration No. 333-104383 (the Registration Statement);

(b) a prospectus (the Prospectus) dated [*] 2003 in respect of the Notes;

(c)

an underwriting agreement (the Underwriting Agreement) dated [*] 2003 between the Issuer, the Company and BHP Billiton Limited as guarantors and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as representatives of the several Underwriters;

(d) an indenture (the Indenture) dated [*] 2003 between the Issuer, the Company and BHP Billiton Limited as guarantors and Citibank N.A. as trustee; and

(e) the form of guarantee (the Guarantee) to be given by the Company set out in section 205 of the Indenture.

1.3	Documents reviewed

For the purpose of issuing this opinion I have reviewed the following documents:

1.3.1	the Documents;

1.3.2	the final draft dated [ ] 2003 of a legal opinion prepared by Sullivan & Cromwell in respect of the Issuer and the Notes;

1.3.3	the final draft dated [ ] 2003 of a legal opinion prepared by Denton Wilde Sapte in respect of the Company and the Notes;

1.3.4	a copy of the Memorandum and Articles of Association of the Company as in force as at the date of this opinion (the Constitutional Documents);

1.3.5	a copy of the minutes of the meeting of board of directors held on [ ] 2003 (the Board Resolutions); and

1.3.6	a certificate of the Company Secretary of the Company dated [ ] 2003 (the Secretary’s Certificate).

1.4	Searches and enquiries

On [               ] 2003 I carried out a telephone enquiry at the Central Registry of Winding Up Petitions at the Companies Court in respect of the Company.  I have not undertaken any other searches or enquiries for the purposes of this opinion.

1.5	Scope and purpose of the opinion

This opinion is confined to matters of English law (as applied by the English courts) as at today’s date.  I express no opinion on the laws of any other jurisdiction or on the laws of the European Union as they affect any jurisdiction other than England.  I have made such examination of the laws of England as in my judgement is necessary for the purposes of this opinion.  I do not, however, purport to be qualified to pass upon, and express no opinion herein as to, the laws of any jurisdiction other than those of England.

2	Assumptions

The opinions set out in paragraph 3 of this letter are given on the basis of the following assumptions:

2.1

That all original documents supplied to me are complete, authentic and up to date, all copy documents supplied to me are complete and conform to the originals and all signatures on all documents supplied to me are genuine.

2.2	That, where a Document has been examined by me in draft or specimen form, it will be executed in that draft or specimen form.

2.3	That each Document is within the capacity and powers of and has been validly authorised, executed and delivered by each party other than the Company.

2.4

That each Document constitutes valid and legal obligations binding on and enforceable against the parties thereto (and is not subject to avoidance by any person) under all applicable laws and in all applicable jurisdictions.

2.5

That each of the Documents to which the Company is a party have been entered into in the commercial interests of the Company and that the directors have exercised their powers in accordance with their duties under all applicable laws.

2.6

That the distribution of the Prospectus or any other circulars, documents or communications relating to the Notes and all offers, sales, allotments and deliveries of the Notes have been and will be made in conformity with the provisions of the Underwriting Agreement.

2.7	That statements contained in the Board Resolutions and the Secretary’s Certificate are true, accurate and complete at all relevant times.

2.8

That the information disclosed by the enquiry referred to in paragraph 1.4 of this letter was accurate and that there has been no alteration in the status or condition of the Company since the date of that enquiry and no additional matters would have been disclosed by that enquiry being carried out at any later time.

3	Opinion

Based on the assumptions set out in paragraph 2 of this letter and subject to the reservations set out in paragraph 4 of this letter, I am of the opinion that:

3.1	the Company has been duly incorporated as a public limited company in England and, to the best of my knowledge, is not in liquidation under English law;

3.2	the Company has the requisite corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus;

3.3	the Underwriting Agreement and the Indenture have been duly authorised, executed and delivered by the Company;

3.4	the Guarantee has been duly authorised by the Company;

3.5

the compliance by the Company with and the performance of all of the provisions of the Underwriting Agreement, the Indenture and the Guarantee and the consummation of the transactions contemplated therein will not result in any violation of the provisions of the Constitutional Documents;

3.6

the Registration Statement and the filing of the Registration Statement with the U.S. Securities and Exchange Commission have been duly authorised by the Company and, pursuant to such authorisation, the Registration Statement has been duly executed by the Company;

3.7

except as otherwise disclosed in the Prospectus, to the best of my knowledge, information and belief, there are no legal or governmental proceedings to which the Company is party or of which any property of the Company is the subject that are existing or threatened, as to which there is a reasonable possibility of a determination adverse to the Company and which if decided adversely to the Company would be individually or in the aggregate materially adverse to the Company and its subsidiaries, taken as a whole;

3.8

except as otherwise disclosed in the Prospectus, to the best of my knowledge, information and belief, there are no legal or governmental proceedings to which any subsidiary of the Company is a party or of which any property of any such subsidiary is the subject that are existing or threatened, as to which there is a reasonable possibility of a determination adverse to such subsidiary and which if decided adversely to such subsidiary would be individually or in the aggregate materially adverse to the Company and its subsidiaries, taken as a whole;

3.9

to the best of my knowledge, information and belief, the compliance by the Company with and the performance by the Company of its obligations under the Indenture, the Guarantee and the Underwriting Agreement and the consummation by the Company of the transactions therein contemplated will not result in a material breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or is otherwise bound or to which any of the property or assets of the Company is subject; and

3.10

the statements in the Prospectus under the heading “Business Description – Legal Proceedings” (in such case to the extent that they refer to legal proceedings relating to the Company or any of its subsidiaries), and “Description of BHP Billiton Limited’s Constitution and BHP Billiton Plc’s Articles of Association” (in such case to the extent that they relate to the Articles of Association of the Company), in each case insofar as such statements constitute matters of English law or a summary of documents or legal proceedings, have been reviewed by myself and, to the best of my knowledge, information and belief, fairly present the matters referred to therein.

4	Reservations

The opinions set out in paragraph 3 of this letter are subject to the following reservations:

4.1	I express no opinion as to the enforceability of any Document.

4.2	I have relied, where reasonable, as to certain matters of fact on certificates and opinions of officers of the Company (including without limitation the Secretary’s Certificate).

4.3

With regard to my opinion at paragraph 3.1 of this letter that the Company is not to the best of my knowledge in liquidation under English law, the enquiry at the Central Registry of Winding Up Petitions referred to in paragraph 1.4 of this letter is not capable of revealing conclusively whether or not a winding up petition for a compulsory winding up has been presented, as details of the petition may not have been entered on the records of the Central Registry of Winding Up Petitions in time to be disclosed by my enquiry or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all.

5	Addressees only

This opinion is addressed to and is solely for the benefit of the addressees in relation to the Arrangements and, except with my prior written consent, is not to be:

(a) transmitted or disclosed to or used or relied upon by any other person; or

(b) used or relied upon for any other purpose,

save that I consent to this opinion being transmitted to and relied upon by Denton Wilde Sapte in connection with its opinion to be delivered in connection with the Arrangements.

This opinion is given on condition that it is governed by English law and that any action or proceeding based on the opinion is subject to the exclusive jurisdiction of the English courts.

Yours faithfully

Jeremy Thomas

EXHIBIT C

Form of Opinion of Denton Wilde Sapte, Special English Counsel for Billiton

The Addressees listed in Schedule 4		our ref:	JB/FB/48178.00001
		tel:	020 7242 1212
		direct	020 7246 7777
fax:

* 2003

Dear Sirs

BHP BILLITON FINANCE (USA) LIMITED (The “ISSUER”) USD [*] [*] PER CENT. SENIOR NOTES DUE [*] (THE “NOTES”), FULLY AND UNCONDITIONALLY GUARANTEED BY BHP BILLITON PLC (THE “COMPANY”) AND BHP BILLITON LIMITED

1	Introduction

1.1	Basis of instructions

We have acted as English legal advisers to the Company in connection with the arrangements (the Arrangements) entered into by the Company under the Opinion Documents in connection with the issuance of the Notes by the Issuer.  We are lawyers qualified and practising under the laws of England at the date hereof and our opinion is given solely in respect of the laws of England at the date hereof.

1.2	Documents covered by this opinion

This opinion relates to the following documents (the Documents):

	(a)	a prospectus (the Prospectus) dated [*] 2003 in respect of the Notes;

(b)

an underwriting agreement (the Underwriting Agreement) dated [*] 2003 between the Issuer, the Company and BHP Billiton Limited as guarantors and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as representatives of the several Underwriters (together, the Underwriters);

(c) an indenture (the Indenture) dated [*] 2003 between the Issuer, the Company and BHP Billiton Limited as guarantors and Citibank N.A. as trustee; and

(d) the form of guarantee to be given by the Company set out in section 205 of the Indenture

(the Documents at paragraphs (b), (c) and (d) above being the Opinion Documents).

1.3	Documents reviewed

For the purpose of issuing this opinion we have reviewed only the documents referred to in Schedule 1 (Documents).

1.4	Scope and purpose of the opinion

This opinion is confined to matters of English law (as applied by the English courts) as at today’s date.  We express no opinion on the laws of any other jurisdiction or on the laws of the European Union as they affect any jurisdiction other than England.

This opinion is given on the basis of the assumptions set out in Schedule 2 (Assumptions) and is subject to the qualifications set out in Schedule 3 (Qualifications).

This opinion is addressed to and is solely for the benefit of the addressees in relation to the Arrangements and, except with our prior written consent, is not to be:

(a) transmitted or disclosed to or used or relied upon by any other person; or

(b) used or relied upon for any other purpose,

save that we consent to this opinion being transmitted to and relied upon by Jeremy Thomas, in-house counsel to the Company, in connection with his opinion to be delivered in connection with the Arrangements.

This opinion is given on condition that it is governed by English law and that any action or proceeding based on the opinion is subject to the exclusive jurisdiction of the English courts.

2	Opinion

We are of the opinion that:

2.1	Legal, valid, binding and enforceable obligations

Based in particular on the Assumption set out at paragraph 4 of Schedule 2, the obligations expressed to be assumed by the Company in the Opinion Documents constitute legal, valid, binding and enforceable obligations of the Company.

2.2	Non-conflict with laws

The execution and delivery of, the performance by the Company of its obligations under, and the compliance by the Company with the provisions of, the Opinion Documents will not conflict with, violate or result in a breach of (a) any applicable English law, statute, or rule or regulation having the force of law, to which the Company is subject or (b) the listing requirements of the London Stock Exchange Limited.

2.3	Approvals and consents

No consents, licences, approvals or authorisations of any governmental or other authority or agency of or in England are required by law or regulation applicable to English companies generally in relation to or in connection with the execution and delivery by the Company of the Opinion Documents or the performance by the Company of the obligations expressed to be assumed by it in the Opinion Documents.

2.4	Registrations and filings

No registrations or filings with any governmental or other authority or agency of or in England are required by law or regulation applicable to English companies generally in relation to or in connection with the execution and delivery by the Company of the Opinion Documents or the performance by the Company of the obligations expressed to be assumed by it in the Opinion Documents.

2.5	Underwriters will be able to bring an action in English courts

Subject to the matters referred to in our Reservation at paragraph 10 of Schedule 3, the Underwriters will, notwithstanding that they are not residents, citizens or companies incorporated under the laws of England and Wales and do not maintain permanent establishments in the United Kingdom, be entitled to have access as claimants to the appropriate courts within England for the enforcement of rights against the Company under, and to the extent provided in, the Underwriting Agreement without any restrictions on such entitlement which are not generally applicable to companies incorporated under the laws of England and Wales, subject to such discretion as the English courts may have to make an order against the Underwriters to provide security for costs.

2.6	Choice of law

The choice of the laws of the State of New York to govern the Opinion Documents is a valid choice of law.

2.7	Acceptance of jurisdiction by English courts

Subject to the matters referred to in our Reservation at paragraph 10 of Schedule 3, the English courts would accept jurisdiction in respect of the Opinion Documents.

2.8	Submission to jurisdiction

Based in particular on the Assumption set out at paragraph 4 of Schedule 2:

(a)

the submissions of the Company, set out in section 115 of the Indenture and section 8 of the Underwriting Agreement, to the non-exclusive jurisdiction of any Federal or State court instituted in the Borough of Manhattan, New York City (each such court a New York Court); and

(b)

the waivers by the Company, set out in section 115 of the Indenture and section 8 of the Underwriting Agreement, of any objection that the Company may now or in future have to the laying of any proceeding before a New York Court in connection with the Notes or the Opinion Documents are valid under English law.

2.9	Enforceability of judgments

A person seeking to enforce in England a judgment in personam of the New York Court (a New York Judgment) must commence a claim in the English court on the New York Judgment within the relevant statutory limitation period.  The English court will enforce the New York Judgment if:

(i)

the New York Judgment is final and conclusive, i.e. it is not liable to be abrogated or varied by the New York Court that pronounced it.  If the New York Judgment is subject to an appeal, it remains final and conclusive, but the English court is likely to impose conditions on its enforcement in England to protect the interests of those with the right of appeal;

(ii) the New York Judgment is for a fixed sum of money;

(iii) the New York Court is as a matter of English law a court of competent jurisdiction for the purposes of rendering the New York Judgment; and

(iv) none of the matters referred to in our Reservation at paragraph 9 of Schedule 3 apply.

Yours faithfully

Denton Wilde Sapte

Schedule 1 —Documents

DOCUMENTS

For the purposes of this opinion we have reviewed originals or certified copies of the following documents:

1	The Documents.

2	The final draft of the legal opinion dated [ ] 2003 prepared by Sullivan & Cromwell in respect of the Issuer and the Notes (the Sullivan & Cromwell Opinion).

3	The final draft of the legal opinion dated [ ] 2003 prepared by in-house counsel to the Company in respect of the Notes (the Billiton Opinion).

Schedule 2 – Assumptions

In this opinion we have made the following assumptions. We have made no independent investigation of the accuracy of the assumptions.

1	That all original documents supplied to us are complete, authentic and up to date, and that all copy documents supplied to us are complete and conform to the originals.

2	That, where a Document has been examined by us in draft or specimen form, it will be executed in that draft or specimen form.

3

That each Document is within the capacity and powers of and has been validly authorised, executed and delivered by each party thereto (including the Company) and that the Billiton Opinion is correct in all respects.

4	That:

(a) each Document constitutes valid and legal obligations binding on and enforceable against the parties thereto (and is not subject to avoidance by any person); and

(b)

each express submission to jurisdiction, and each express waiver of any objection that that party may now or in future have to laying of venue of any proceeding, by a party contained in the Documents constitutes a valid and legal submission or waiver (as the case may be) by that party (and is not subject to avoidance by any person)

under all applicable laws other than the laws of England and Wales and in all applicable jurisdictions other than the jurisdiction of England and Wales; and that insofar as any of such deeds, instruments, agreements and other documents falls to be performed in any jurisdiction other than England and Wales its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction; and that the Sullivan & Cromwell Opinion is correct in all respects.

5

The consent, licence, approval or authorisation (other than any consent, licence, approval or authorisation required by the Company in England, in relation to which we refer you to our opinion in paragraph 2.3 of this letter) of any person which is required in relation to the Arrangements, the execution and delivery of the Documents and the performance and observation of the terms thereof by the parties thereto has been obtained at the date of this opinion.

6

That no party to any of the Documents has entered into any Documents in consequence of bad faith or fraud, coercion, duress, misrepresentation or undue influence or on the basis of a mistake of fact or law or believing any Documents to be fundamentally different in substance or in kind from what it is.

7

That at the time each Document was entered into no party who can take the benefit of this opinion was on actual notice of any prohibition or restriction on any of the other parties to the Documents entering into them (nor did any such party deliberately refrain from making enquiries in circumstances where it had any suspicion of such matters).

8	That no petition to wind up or for the making of an administration order in relation to the Company has been presented; that no notice of any meeting to pass a resolution to wind up the Company has been issued; and that no receiver or administrative receiver has been appointed to any of the assets or undertaking of the Company.

9	That no foreign law affects this opinion.

10

That, in causing the Company to enter into the Documents, the directors of the Company acted in good faith and for the purpose of carrying on the Company’s business and in the belief that entering into the document was in its own best interests.  This is a matter of fact on which we express no opinion.

11

That the Company was not unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 at the time it entered into any Documents and will not as a consequence of entering into such a document become unable to pay its debts.

12

That all information relevant to the Company and the transactions contemplated by the Documents has been disclosed to us for the purpose of this opinion and can be relied upon by us as true and accurate in all respects and that there exists no other arrangement  between the parties to the Documents which modify or supersede the Documents in any manner

13

That the Documents have been entered into, all covenants therein complied with and each of the transactions referred to herein and therein carried out by each of the parties thereto in good faith, for the purpose of carrying on its respective business, for its respective benefit and on arm’s length commercial terms.

14

That, to the extent any opinion is expressed in relation to any matter occurring after the date hereof, the law as at the date hereof remains unchanged and that the Assumptions and the Reservations continue to apply.

15	That no application will be made to either the United Kingdom Listing Authority or the London Stock Exchange Limited in connection with the listing of the Bonds.

Schedule 3 - Qualifications

This opinion is subject to the following qualifications:

1	The obligations of the Company are subject to all laws relating to bankruptcy, insolvency and similar procedures affecting generally the rights of creditors and (as the case may be) secured creditors.

2

Notwithstanding any provision in the Documents to the contrary, the terms of any agreement may be varied by oral or written agreement or by the performance of the parties under English law and, accordingly, any such variation or variations would or could affect the effectiveness and enforceability of the relevant Documents.

3

Section 117 of the Stamp Act 1891 may render unenforceable indemnities given by any party to the Documents to another party in respect of United Kingdom stamp duties, if any such duties are imposed on and are payable by such other party.

4

We express no opinion as to any taxation matters, or the rights or remedies of any taxation authority in respect of non-payment of taxes or the failure to comply with law and regulations relating to taxation.  For these purposes “taxation” and “taxes” shall include stamp duties and value added tax.

5	No opinion is expressed on matters of fact.

6	We express no opinion as to the validity, binding nature or enforceability in all circumstances of provisions of the Documents which require the parties to reach future agreement with each other.

7

The fact that any transfer of, or payment in respect of, an instrument involving (i) the government of any country which is currently the subject of the United Nations sanctions, (ii) any person or body resident in, incorporated in or constituted under the laws of any such country or exercising public functions in any such country or (iii) any person or body controlled by any of the foregoing, or by any person acting on behalf of any of the foregoing, may be subject to restrictions pursuant to such sanctions as implemented by English law.

8

The term “enforceable”, as used in this opinion, means that the obligations assumed by the Company under the Documents are of the type which are capable of being enforced by an English court and not that they will necessarily be enforced exactly in accordance with their terms.  In particular:

(a)

an English court will not necessarily grant any remedy the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court or which is incompatible with the Human Rights Act 1998.  In particular, orders for forfeiture, specific performance and injunctions are, in general, discretionary remedies under English law and specific performance is not usually available where damages are considered by the court to be an adequate alternative remedy;

(b)

where obligations are to be performed in a jurisdiction outside England and Wales, they may not be enforceable in England and Wales to the extent that performance would be illegal under the laws or contrary to the exchange control regulations of that jurisdiction;

(c)

the enforcement of the obligations of the parties to the Documents may be limited by the provisions of English law applicable to agreements held to have been frustrated by events happening after their execution;

(d)	failure to exercise a right may result in its waiver;

(e)

a determination, designation, calculation or certificate by any party to a Documents might, in certain circumstances, be held by an English court not to be final, conclusive and binding (if, for example, it could be shown to have been made arbitrarily or in bad faith) notwithstanding the provisions of the relevant Documents;

(f)

any provision of the Documents providing for the payment of additional moneys consequent on the breach of any provision, whether expressed by way of penalty, additional interest, liquidated damages or otherwise, would be unenforceable if such provision were held to be penal in nature and not a genuine and reasonable pre-estimate of the loss likely to be suffered as a result of the breach in question.  Should an English court decide that any such provision is penal in nature, the party which is the beneficiary of that provision would not be able to enforce the relevant provision and would only be able to recover damages in respect of any loss suffered by the beneficiary according to normal common law rules;

(g)

under English law, the ability of any party to recover costs in respect of any proceedings in an English court, or to recover interest after judgment on any sum awarded in a judgment of an English court, is limited by law and the rules of procedure as applied by the English courts;

(h)

in some circumstances an English court will not give effect to a provision which provides that, in the event of any invalidity, illegality or unenforceability of any provision of a document, the remaining provisions of the document will not be affected or impaired, particularly if to do so would not accord with public policy or would require that the court make a new contract for the parties;

(i)	claims may become barred under the Limitation Acts (as amended) or may be or become subject to the defences of set-off or counterclaim;

(j)	an English court may refuse to give effect to any provision of the Documents:

	(i)	which relates to a payment being made without set-off or counterclaim; or

(ii)

for the payment of expenses in respect of the costs of enforcement (actual or contemplated) or of unsuccessful litigation brought before an English court or where the court has itself made an order for costs; or

	(iii)	which would involve the enforcement of foreign revenue or penal laws; or

	(iv)	which would be inconsistent with English public policy;

(k)

the effectiveness of terms exculpating a party from a liability or duty otherwise owed are limited by law.  The provisions requiring a party to indemnify another for legal costs may not be enforced by an English court if contrary to an order made by the court.  Any indemnity obligations imposed by the Documents may not be enforceable insofar as they relate to fines and penalties arising out of matters of civil or criminal liability;

	(l)	an English court can give judgments in a currency other than sterling but only if, and to the extent that, the other currency is a currency which most truly expresses the claimant’s loss; and

(m)

an English court may regard a provision on deemed notification or any other provision which deems something to have been done as ineffective to the extent that it is established as a matter of fact that such notification was not effected or that thing not done.

9	A foreign judgment is impeachable under English law if:

	(a)	the proceedings in which it was obtained involved a breach of the principles of natural justice as a matter of English law;

	(b)	it was obtained by fraud of the party in whose favour it was obtained, or of the foreign court giving it;

(c)

its enforcement would be contrary to English public policy.  On the basis that the Assumptions are and will be correct at all material times, we are not aware of any aspect of the Arrangements as set out in the Documents which would in itself cause the enforcement of a foreign judgment given in respect thereof to be contrary to English public policy;

	(d)	it is rendered by courts not having jurisdiction in the view of English law to give that judgment (in this regard we refer you to our opinion at paragraph 2.9 of this letter);

	(e)	it conflicts with an earlier judgment which gives rise to an estoppel per rem iudicatam under English law;

	(f)	it is a judgment for multiple damages (as defined in the Protection of Trading Interests Act 1980) (the 1980 Act);

	(g)	it is based on a provision or rule of law specified by the Secretary of State pursuant to the 1980 Act as being concerned with the prohibition or regulation of restrictive trade practices; or

	(h)	it is in respect of taxes or in the nature of a fine or other penalty.

10	An English court has the power to order a stay of proceedings on the basis that England is an inappropriate forum (forum non conveniens) if:

	(a)	the defendant to the proceedings shows there to be another available forum with competent jurisdiction which is clearly and distinctly more appropriate than England for the trial of the action; and

	(b)	it is not unjust that the claimant be deprived of the right to trial in England.

In so determining an English court may have regard to factors affecting convenience or expense (including availability of witnesses and the taking of proceedings in a foreign jurisdiction) and such other factors as the law governing the transaction and the places where the parties reside or carry on business.  Where an English court concludes that a foreign court was contractually chosen by the parties (in which regard we refer you to our opinion at paragraph 2.8 of this letter), such choice will be taken by the English court as clear evidence that the foreign court is an available forum and that it is not in principle open to either party to object to the exercise of jurisdiction by the foreign court.

11	No opinion is expressed in this letter as to United Kingdom taxation.

Schedule 4 – Addressees

J.P. Morgan Securities Inc.
270 Park Avenue, 8th floor
New York, New York 10017

Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013

As representatives of the several Underwriters

EXHIBIT D

Form of Opinion of Allens Arthur Robinson, special Australian taxation counsel for the Company and BHP

[*] 2003

JP Morgan Securities Inc.
270 Park Avenue, 8th Floor
New York, New York 10017
U.S.A.

Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013
U.S.A.

As representatives of the several Underwriters

Dear Sirs

BHP BILLITON FINANCE (USA) LIMITED SENIOR NOTES

We have acted as Australian Tax Counsel to BHP Billiton Limited (Ltd), BHP Billiton Plc (Plc) and BHP Billiton Finance (USA) Limited (the Company) in connection with the issuance and sale by the Company of US$[*] aggregate principal amount of [*]% senior notes due [*] (the Notes) and the unconditional guarantee of the Notes by each of Plc and Ltd. We refer to the prospectus in respect of the Notes dated [*] 2003 (the Prospectus).

We hereby confirm that, in our opinion:

(a)

the statements in the Prospectus under the caption “Material Tax Consequences – Australian Taxation”, insofar as such statements purport to summarise the Australian law tax consequences of holding the Notes, fairly summarise these matters in all material respects; and

(b)

except as disclosed in the Prospectus, under applicable Australian Federal or State laws and regulations, no taxes, levies, imposts or charges are required to be deducted or withheld from any payment of interest or principal by the Company or Ltd to residents of the United States in respect of the Notes or Ltd’s guarantee of the Notes, respectively.

Yours sincerely,

EXHIBIT E

Form of Opinion of Linklaters, special English taxation counsel for Billiton

Direct Line	020 7456 5693
Direct Fax	020 7456 2258
E-mail	ian.bowler@linklaters.com
[ ] 2003
Our Ref	IJB/GJD
Your Ref

J.P. Morgan Securities Inc. 270 Park Avenue, 8th Floor New York, New York 10017 USA

Citigroup Global Markets Inc. 390 Greenwich Street New York, New York 10013 USA

As representatives of the several Underwriters

Dear Sirs

BHP BILLITON FINANCE (USA) LIMITED

SENIOR NOTES

We have acted as United Kingdom taxation legal counsel to BHP Billiton Finance (USA) Limited (BHP Billiton Finance), BHP Billiton Plc and BHP Billiton Limited in connection with the issuance and sale by BHP Billiton Finance of US$[•] aggregate principal amount of [ • ]% senior notes due [ • ] (the Notes) and the unconditional guarantee of the Notes by each of BHP Billiton Plc and BHP Billiton Limited. The Notes are issued under an indenture (the Indenture), dated as of [ • ] 2003, among BHP Billiton Finance, BHP Billiton Plc, BHP Billiton Limited and Citibank, N.A., as trustee. We refer to the prospectus in respect of the Notes dated [    ] 2003 (the Prospectus). You have asked that we provide you with a letter confirming that the statements set forth in the Prospectus under the heading “Material Tax Consequences—United Kingdom Taxation” and “Material Tax Consequences—European Union Taxation” have been reviewed by us and in our opinion fairly present the matters referred to therein in all material aspects.

In respect of the statements set forth in the Prospectus under the heading “Material Tax Consequences—United Kingdom Taxation” the statements in this letter are limited to United Kingdom taxation law as applied in practice on the date hereof by the Inland Revenue. In respect of the statements set forth in the Prospectus under the heading “Material Tax Consequences—European Union Taxation” the statements in this letter are limited to the proposed new directive regarding the taxation of savings income. We have not considered the laws of any other jurisdiction.

We assume that interest [and discount] rates under the terms of the Notes will be the prevailing market rates at the time of the offering.

On the basis that any payment by BHP Billiton Plc under its guarantee will be under the terms and in accordance with the terms of the guarantee contained in Section [205] of the Indenture, on the basis of our review of the Prospectus and Indenture, and on the basis of the assumption contained in this letter, we are of the opinion that:

(i)

the statements set forth in the Prospectus under the heading “Material Tax Consequences—United Kingdom Taxation” are an accurate summary of the United Kingdom withholding tax position in relation to payments of interest made under BHP Billiton Plc’s guarantee of BHP Billiton Finance’s obligations under of the Notes and an accurate summary of the incidence of directly assessed United Kingdom taxation on such a payment of interest and as such fairly presents the information disclosed therein.

(ii)

the statements set forth in the Prospectus under the heading “Material Tax Consequences—European Union Taxation” are an accurate summary of the position regarding the proposed new directive regarding the taxation of savings income and as such fairly presents the information disclosed therein.

Yours faithfully

Linklaters

EXHIBIT F

Form of Opinion and 10b-5 Letter of Sullivan & Cromwell, special United States counsel for the Company and the Guarantors

          (i)          the Indenture has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of each of the Company and the Guarantors, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors, rights and to general equity principles;

          (ii)          the Securities have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

          (iii)          the Guarantees have been duly executed, authenticated issued and delivered and constitute valid and legally binding obligations of each of the Guarantors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv) each of the U.S. Material Subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

          (v)          all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or the Guarantors under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Securities by the Company to the Underwriters have been obtained or made;

(vi) neither the Company nor either Guarantor is required to register as an “investment company” under the Investment Company Act of 1940, as amended; and

          (vii)          such counsel reviewed the Registration Statement and the Prospectus, participated in discussions with representatives of the Joint Lead Managers and those of the Company and the, Guarantors, BHP’s accountants and its Australian counsel, Billiton’s accountants and its U.K. counsel and advised the Company and the Guarantors as to requirements of the Securities Act and the applicable rules and regulations thereunder; on the basis of the information that they gained in the course of the performance of such services, considered in the light of their understanding of the applicable law (including the requirements of Form F-1 and the character of the prospectus contemplated thereby) and the experience they have gained through their practice under the Securities Act, such counsel confirms to the Underwriters that, in their opinion, the Registration Statement (except for financial statements and schedules included therein as to which such counsel need not express any opinion), as of its effective date, and the Prospectus as of the date of the Prospectus, appeared on their face to be appropriately responsive, in all material respects, to the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission under the Securities Act and the Trust Indenture Act; and that (A) nothing that came to their attention in the course of such review has caused them to believe that the Registration Statement (except for financial statements and schedules included therein as to which such counsel need not express any opinion), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) on the basis of procedures between the effective date of the Registration Statement and the time of delivery of such letter which are described in such letter, nothing that has come to their attention in the course of such procedures has caused them to believe that the Prospectus, as of the date and time of delivery of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In rendering the letter pursuant to this clause (vii), such counsel may say that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the captions “Description of Notes and Guarantees”, “Underwriting” and “Material Tax Consequences - United States Taxation” in the Prospectus, insofar as they relate to provisions of documents or of U.S. Federal law therein described; and that they do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Prospectus or the oil, gas and mineral reserve data contained in the Registration Statement or the Prospectus or as to any matter of Australian law or U.K. law or as to the statement of eligibility and qualification of the Trustee under the Indenture; and that their letter is furnished as counsel for the Company and the Guarantors to the Underwriters and is solely for the benefit of the several Underwriters.

          In rendering such opinion and letter, Sullivan & Cromwell may rely as to certain matters on information obtained from public officials, officers and directors of the Company and the Guarantors and other sources believed by them to be responsible and may assume the due authorization, execution, issuance and delivery and enforceability of (A) the Securities and BHP’s Guarantee under Australian law and (B) Billiton’s Guarantee under the laws of England and Wales, and all agreements referred to therein and that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimens thereof examined by them, that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s authorized officers, and the signatures on all documents examined by them are genuine, assumptions which such counsel have not independently verified.